EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2017 Long-Term Equity Incentive Plan of Semtech Corporation of our report dated March 31, 2016, with respect to the consolidated financial statements and schedule of Semtech Corporation included in its Annual Report (Form 10-K) for the year ended January 29, 2017 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Los Angeles, California November 29, 2017